Exhibit (21)

Registrant

ECOLAB INC.

	State or Other	Percentage
	Jurisdiction of	of
Name of Affiliate	Incorporation	Ownership

Ecolab (Antigua) Ltd.	Antigua	100

Ecolab S.A.	Argentina	100

Ecolab Australia Pty Limited	Australia	100

Ecolab Finance Pty Limited	Australia	100

Ecolab Pty Limited	Australia	100

Gibson Chemical Industries Pty Limited	Australia	100

Gibson Chemicals Pty Limited	Australia	100

Gibson Chemicals (NSW) Pty Limited	Australia	100

Gibson Chemicals Fiji Pty Limited	Australia	100

Gibson Chemicals Great Britain Pty Limited	Australia	100

Intergrain Timber Finishes Pty Limited	Australia	100

Leonard Chemical Products Pty Limited	Australia	100

Ecolab Water Care Services Pty Limited	Australia	100

Nippon Thermochemical Australia Pty Limited	Australia	60

Puritan/Churchill Chemical Holdings Pty Ltd.	Australia	100

Vessey Chemicals (Holdings) Pty Limited	Australia	100

Vessey Chemicals Pty Limited	Australia	100

Vessey Chemicals (Vic.) Pty Limited	Australia	100

Henkel-Ecolab Ges.m.b.H	Austria	100

Ecolab Limited	Bahamas	100

Ecolab (Barbados) Limited	Barbados	100

Henkel-Ecolab N.V.	Belgium	100

Kay N.V.	Belgium	100

Ecolab Emprecendimentos E Participacoes Ltda.	Brazil	100

Ecolab Quimica Ltda.	Brazil	100

Henkel-Ecolab Bulgaria EOOD	Bulgaria	100

Ecolab Ltd.	Canada	100

Ecolab Finance Ltd.	Canada	100

Ecolab S.A.	Chile	100

Ecolab Colombia S.A.	Colombia	100

Ecolab Sociedad Anonima	Costa Rica	100

Henkel-Ecolab Zabreb d.o.o.	Croatia	100

Henkel-Ecolab spol.s.r.o.	Czech Republic	100

Ecolab A/S	Denmark	100

Ecolab, S.A. de C.V.	El Salvador	100

Oy Henkel-Ecolab Ab	Finland	100

Alpha Holding SAS	France	100

Ecolab S.A.	France	100

Ecolab SNC	France	100

Kleencare Hygiene SA	France	100

Paragerm SNC	France	100

Bionagro GmbH	Germany	100

Ecolab Asset Administration GmbH & Co. KG	Germany	100

Ecolab Beteiligungs GmbH	Germany	100

Ecolab Deutschland GmbH	Germany	100

Ecolab Export GmbH	Germany	100

Ecolab GmbH	Germany	100

Ecolab Institutional Deutschland GmbH & Co. OHG	Germany	100

Ecolab Management GmbH	Germany	100

Ecolab Services GmbH	Germany	100

Floordress Reinigungsgeräte GmbH	Germany	100

Henkel-Ecolab GmbH & Co. OHG	Germany	100

Henkel-Ecolab Technischer Service GmbH	Germany	100

Lang Apparatebau GmbH	Germany	100

Lang Engineering GmbH	Germany	100

Lang Hygiene Systeme GmbH	Germany	100

Ecolab A.E.B.E.	Greece	100

Ecolab, Sociedad Anonima	Guatemala	100

Quimicas Ecolab, S.A.	Honduras	100

Ecolab Limited	Hong Kong	100

Henkel-Ecolab Kft	Hungary	100

P.T. Ecolab Indonesia	Indonesia	100

Eclab Export Limited	Ireland	100

Ecolab Finance Company Limited	Ireland	100

Ecolab (Holdings) Limited	Ireland	100

Ecolab Limited	Ireland	100

Ecolab JVZ Limited	Israel	100

Ecolab Zohar Dalia L.P.	Israel	51

Elton Chemical Srl	Italy	100

Ecolab S.P.A.	Italy	100

Findesadue Srl	Italy	100

Henkel-Ecolab Distribution Srl	Italy	100

Ecolab Limited	Jamaica	100

Ecolab K.K.	Japan	100

Ecolab East Africa (Kenya) Limited	Kenya	100

Ecolab Korea Ltd.	Korea	100

Ecolab Lebanon S.a.r.l.	Lebanon	100

Ecolab Sdn. Bhd.	Malaysia	100

Ecolab S.A. de C.V.	Mexico	100

Ecolab Holdings Mexico, S.A. de C.V.	Mexico	100

Ecolab Maroc S. A.	Morocco	100

Ecolab (Proprietary) Limited	Namibia	100

Ecolab Finance N.V.	Netherlands Antilles (Curacao)	100

Ecolab Holdings B.V.	Netherlands	100

Ecolab International B.V.	Netherlands	100

Ecolab B.V.	Netherlands	100

Kleencare Hygiene B.V.	Netherlands	100

Ecolab Limited	New Zealand	100

Ecolab Nicaragua, S.A.	Nicaragua	100

Henkel-Ecolab AS	Norway	100

Ecolab S.A.	Panama	100

Gibson Chemicals (PNG) Pty. Limited	Papua New Guinea	100

Ecolab Chemicals Ltd.	People’s Republic of China	85

Ecolab Philippines, Inc.	Philippines	100

Henkel-Ecolab Sp.z o.o	Poland	100

Henkel-Ecolab S.A.	Portugal	100

Henkel-Ecolab S.R.L.	Romania	100

Henkel-Ecolab ZAO	Russia	100

Ecolab Pte. Ltd.	Singapore	100

Ecolab s.r.o.	Slovakia	100

Henkel-Ecolab d.o.o.	Slovania	100

Ecolab (Pty) Ltd.	South Africa	100

Henkel-Ecolab S.A.	Spain	100

Henkel-Ecolab AB	Sweden	100

Ecolab (St. Lucia) Limited	St. Lucia	100

Henkel-Ecolab AG	Switzerland	100

Kleencare Hygiene AG	Switzerland	100

Ecolab Ltd.	Taiwan	100

Ecolab East Africa (Tanzania) Limited	Tanzania	100

Ecolab Ltd.	Thailand	100

Henkel-Ecolab Temizleme Sistemleri A.S.	Turkey	100

Ecolab East Africa (Uganda) Limited	Uganda	100

Henkel-Ecolab LLC	Ukraine	100

Ecolab Ltd.	United Kingdom	100

LHS (UK) Limited	United Kingdom	100

Ecolab S. A.	Uruguay	100

Ecolab Foreign Sales Corp.	U.S. Virgin Islands	100

Ecolab S.A.	Venezuela	74

Ecolab Zimbabwe (Pvt) Ltd.	Zimbabwe	100

United States

Ecolab Finance Inc.	Delaware	100

Ecolab Finance (Australia) Inc.	Delaware	100

Ecolab Holdings Inc.	Delaware	100

Ecolab Holdings (Europe) Inc.	Delaware	100

Ecolab Investment Inc.	Delaware	100

Ecolab Israel Holdings LLC	Delaware	100

Ecolab Leasing Corporation	Delaware	100

Ecolab Manufacturing Inc.	Delaware	100

Ecolab Marketing LLC	Delaware	100

Facilitec Inc.	Delaware	100

FastSource Leasing, Inc.	Delaware	100

GCS Service, Inc.	Delaware	100

Puritan Services Inc.	Georgia	100

Ecolab Foundation	Minnesota	100

Kay Chemical Company	North Carolina	100

Kay Chemical International, Inc.	North Carolina	100

ProForce Inc.	North Carolina	100

Argos Food Equipment	Texas	100

SSDC, Inc.	Texas	100

Stove Parts Supply Company	Texas	100

Certain additional subsidiaries, which are not significant in the aggregate, are not shown.